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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2014 (except for the effects of discontinued operations discussed in Note 1 and Note 4, as to which the date is November 2, 2015), with respect to the 2012 and 2013 consolidated financial statements and the schedule of Joe's Jeans Inc. included in the joint proxy and consent solicitation statement/prospectus statement of Joe's Jeans Inc. that is made a part of the registration statement (Amendment No. 1 to the Registration Statement on Form S-4) and joint prospectus of Joe's Jeans Inc. for the registration of 8,870,968 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

December 7, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM